UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 5, 2006

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2006 Conexant Systems, Inc. (the "Company") executed and delivered a separation and release agreement with F. Matthew Rhodes, pursuant to which Mr. Rhodes resigned from his positions with the Company effective as of July 1, 2006. Mr. Rhodes stepped down as the Company’s president on January 20, 2006 and became executive assistant to the chairman and chief executive officer of the Company. A copy of the separation and release agreement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The separation and release agreement provides that for purposes of Mr. Rhodes’s employment agreement, dated as January 15, 2004, as amended, with the Company, his termination of employment with the Company will be treated as a termination of employment for "good reason" (as defined in the employment agreement), thus entitling Mr. Rhodes to certain compensation and benefits as a result of his termination from Conexant. In addition to the compensation and benefits payable under the employment agreement (a description of which is included in the Company’s proxy statement for its 2006 Annual Meeting of Shareowners and incorporated herein by reference), Mr. Rhodes will be entitled to additional payments and benefits following his resignation pursuant to the separation and release agreement. Mr. Rhodes will receive two times his annual base pay and bonus, a pro rata bonus for fiscal year 2006, and a special payment of $450,000 plus certain other benefits payable on January 5, 2007. Additionally, upon the acceleration of vesting of all of Mr. Rhodes’s unvested options to purchase Company common stock as of July 1, 2006, all of Mr. Rhodes’s options will be exercisable until July 1, 2009 and the exercise prices of Mr. Rhodes’s options to purchase (a) 98,348 shares of Company common stock granted on November 4, 2002 and (b) 424,704 shares of Company common stock granted on May 6, 2002, in each case that were not vested as of December 31, 2004, were increased to $2.50 per share, the fair market value of the Company common stock on June 30, 2006.

In addition, certain provisions of the employment agreement restrict Mr. Rhodes from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company, which provisions will apply to Mr. Rhodes until July 1, 2007.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

July 7, 2006	By:	Dennis E. O'Reilly

Name: Dennis E. O'Reilly
Title: Senior Vice President, Chief Legal Officer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Separation and Release Agreement by and between the Company and F. Matthew Rhodes.